PURCHASE AGREEMENT

AGREEMENT made as of this 23rd day of March, 2000, by and among AUTOTRADECENTER.COM INC., an Arizona corporation ("ATC"), LLOYDMINISTER ENTERPRISES INC. ("LEI"), and KINDERSLEY HOLDINGS INC. ("KHI").

WHEREAS, ATC currently owns 5,500,000 shares or 55% of the 10,000,000 shares of common stock of BusinessTradeCenter.com, an Arizona corporation ("BTC"), which are issued and outstanding ; and

WHEREAS, LEI currently owns 4,500,000 shares of common stock or 45% of BTC (the "Shares"); and

WHEREAS, KHI is the holder of a promissory note from BTC in the principal amount of $200,000, which is convertible into shares of BTC common stock (the "Promissory Note"); and

WHEREAS, ATC desires to acquire 100% of the equity interest in BTC and LEI and KHI are willing to sell their interests to ATC;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Upon the Closing of this transaction, LEI shall sell, assign, transfer, and deliver to ATC and ATC shall purchase from LEI the Shares. The purchase price shall be 5,000,000 restricted shares of common stock of ATC (the "ATC Stock"). LEI shall endorse the stock certificate(s) representing the Shares in blank or deliver an executed stock power.

2. Upon the Closing of this transaction, KHI shall sell, assign, transfer, and deliver to ATC and ATC shall purchase from KHI the Promissory Note. The purchase price shall be US$200,000. KHI shall execute an Assignment of Note in the form attached hereto as Exhibit A.

3. The Closing of the purchase and sale provided for by this Agreement shall take place at the office of ATC, 8135 East Butherus, Suite 3, Scottsdale, Arizona, on Monday, March 27, 2000, at 1:00 p.m.

4.       LEI represents and warrants to ATC that:

         (a) LEI is the sole and exclusive record and beneficial owner of the Shares. LEI possesses good and merchantable title to the Shares, and owns the Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges, and encumbrances of any nature or kind. LEI has the absolute and unconditional right to sell, assign, transfer, and deliver the Shares to ATC in accordance with the terms of this Agreement.




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        (b)      LEI has full right, power, and authority to enter into this
                  Agreement. This Agreement is a valid and legally binding obligation of LEI and is fully enforceable against LEI in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium, and similar laws relating to creditors' rights generally.

5.       KHI represents and warrants to ATC that:

         (a) KHI is the sole and exclusive record and beneficial owner of the Promissory Note. KHI possesses good and merchantable title to the Promissory Note, and owns the Promissory Note free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges, and encumbrances of any nature or kind. KHI has the absolute and unconditional right to sell, assign, transfer, and deliver the Promissory Note to ATC in accordance with the terms of this Agreement.

         (b) KHI has full right, power, and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of KHI and is fully enforceable against KHI in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium, and similar laws relating to creditors' rights generally.

6.       ATC represents and warrants to LEI and KHI that:

         (a) ATC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. ATC has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

         (b) The execution, acknowledgment, delivery, and performance of this Agreement by ATC, and the consummation by ATC of the transactions contemplated hereby, have been duly and validly authorized by ATC. This Agreement has been duly executed, acknowledged, and delivered by ATC and is a legal, valid, and binding obligation of ATC, enforceable against ATC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium, and similar laws relating to creditors' rights generally.

7. The consummation of this Agreement and the issuance of the ATC Stock as contemplated herein constitutes the offer and sale of securities as those terms are defined in the Securities Act of 1933 (the "Securities Act") and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration requirements of the Securities Act and applicable state statutes which depend, upon other items, on the circumstances under which such securities are acquired. Accordingly, LEI represents and warrants that:



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         (a)      LEI acknowledges that neither the Securities and Exchange
                  Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the ATC Stock and that the acquisition and ownership of the ATC Stock involves certain risks.

         (b) LEI has received and read this Agreement and the Registration Statement of ATC on Form S-1 filed October 12, 1999, the quarterly reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999 and the current reports on Form 8-K dated February 17, 2000 and February 29, 2000, and understand the risks related to the consummation of the transactions herein contemplated. LEI has been given an opportunity to meet with and ask questions of management of ATC concerning the business, operations and assets of ATC and the transactions contemplated by this Agreement.

         (c) LEI has such knowledge and experience in business and financial matters that it is capable of evaluating ATC and its business operations.

         (d) LEI is acquiring the ATC Stock for its own account and not with a view for resale to others.

         (e) LEI has not offered or sold any securities of ATC or interest in this Agreement and has no present intention of dividing the ATC Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

         (f) LEI has adequate means of providing for its current needs and possible contingencies and has no need now, and anticipates no need in the foreseeable future, to sell the ATC Stock.
                  LEI is able to bear the economic risks of this investment, and, consequently, without limiting the generality of the foregoing, is able to hold the ATC Stock to be received for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

         (g) LEI understands that the ATC Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject ATC Stock may, under certain circumstances, be inconsistent with this exemption and may make LEI an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject ATC Stock can only be effected in transactions which are not considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to

PURCHASE AGREEMENT - Page 3


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                  assure that the persons desiring to sell the securities
                  without registration first bear the economic risk of their investment, and a limitation on the number of securities which the shareholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act, and after one year after the date the ATC Stock is fully paid for, as calculated in accordance with Rule 144(d), sales of securities in reliance upon Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that Rule. After two years from the date the securities are fully paid for, as calculated in accordance with Rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

         (h) LEI acknowledges that the shares of ATC Stock must be held and may not be sold, transferred or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. ATC's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the ATC Stock, and the certificates representing the ATC Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
                  "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE
                  MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE
                  SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE
                  SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE
                  ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE
`                 UNDER THE SECURITIES ACT.

         (i) ATC may refuse to register transfer of the ATC Stock in the absence of compliance with Rule 144 unless LEI furnishes ATC with an opinion of counsel reasonably acceptable to ATC stating that the transfer is proper.

8. ATC agrees to register the ATC Stock in a registration statement filed under the Securities Act. The registration statement shall be filed not less than 30 days and not more than 120 days after the date of this Agreement. LEI shall provide the information necessary to disclose it as a "selling security holder" in the registration statement and agrees that it shall not sell more than 20% of the ATC Stock in any month.

9. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and amends and supersedes any prior agreements between the parties concerning the sale of the Shares and the Promissory Note.

10. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

11. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Arizona.


PURCHASE AGREEMENT - Page 4
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12.      The parties hereto acknowledge that the Shares and the Promissory Note are unique; that any claim for monetary damages may not constitute an adequate remedy; and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law, or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power, or remedy granted hereunder or by law, equity, or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers, or remedies, and no right, power, or remedy conferred hereby shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute, or otherwise.

13. LEI and KHI jointly and severally agree to execute, acknowledge, and deliver, after the date hereof, without additional consideration, such further assurances, instruments, and documents, and to take such further actions, as ATC may request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

"ATC"                                           "LEI"
AUTOTRADECENTER.COM INC.                         LLOYDMINISTER ENTERPRISES INC.


By: /s/ Roger L. Butterwick                   By: /s/
    -----------------------------------          ------------------------------
         Roger L. Butterwick, President

"KHI"
KINDERSLEY HOLDINGS INC.


By:/s/
   -----------------------------------








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